Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pantheon China Acquisition Corp. (the “Company”) on Form 10-QSB for the period ended June 30, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Mark D. Chen, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Mark D. Chen                                         Dated: August 13, 2007
Mark D. Chen
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)